UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 3, 2016 (August 2, 2016)

NEW YORK GLOBAL INNOVATIONS INC.
 (Exact Name of Registrant as Specified in Its Charter)

DELAWARE
 (State or Other Jurisdiction of Incorporation)

000-24431	84-1417774
(Commission File Number)	(IRS Employer Identification No.)

18 East 16th Street, Suite 307, New York, NY	10003
(Address of Principal Executive Offices)	(Zip Code)

(646) 233-1454

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement

On August 2, 2016, New York Global Innovations Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Artemis Therapeutics Inc., a Delaware corporation (“Artemis”) and Artemis Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company (the “Subsidiary”), pursuant to which Artemis will merge with and into the Subsidiary, with Artemis being the surviving entity (the “Merger”).  Artemis is a biotechnology company developing a drug candidate for treatment of Cytomegalovirus (“CMV”).

    Pursuant to the terms of the Merger Agreement, upon the effectiveness of the Merger (such time being referred to as the “Effective Time”), each outstanding share of Artemis common stock will be exchanged for the right to receive 2,500 shares of the Company’s common stock and 0.2562 shares of the Company’s yet to be designated Series B Convertible Preferred Stock (each share which shall be convertible into 72,682.814 shares of the Company’s common stock). As such, at the Effective Time, the Artemis stockholders shall own an equivalent of approximately 73% of the Company’s common stock, on a fully diluted basis. After giving effect to the Merger, Artemis shall be a wholly owned subsidiary of the Company.

In addition, the Merger Agreement provides for certain covenants and closing conditions including, but not limited to: (i) a requirement that a concurrent financing of not less than $590,000 shall have occurred immediately prior to the Effective Time; (ii) a requirement that the Company have a cash balance of at least $590,000, exclusive of the concurrent financing at the Effective Time; (iii) a requirement that Artemis, Hadasit Medical Research Services & Development, Ltd. and Hong Kong University of Science and Technology R and D Corporation Limited have entered into and finalized a license agreement with respect to CMV technology; (iv) the resignation of Roberto Alonso Jimenez Arias as a director of the Company at the Effective Time; (v) the appointment by Artemis of a new director; (vi) the right for Gadi Peleg, or his designee, to continue serving as a director of the Company for a period of one year from the closing of the Merger; and (vii) for a period of one year from the closing of the Merger, in the event that the Company desires to enter into a transaction involving the sale of securities at a pre-transaction valuation of $10,000,000 or less, the approval of Mr. Peleg, or his designee, shall be required prior to the Company entering into such transaction.

The Merger Agreement contains customary representations and warranties and covenants from each of the parties and the completion of the Merger is subject to customary closing conditions. The Merger Agreement also provides customary termination rights to each of the parties, including a right to each of the Company, Artemis or the Subsidiary to terminate the Merger Agreement if the Merger has not been consummated on or prior to August 22, 2016 other than due to an action or inaction by such party that constitutes a breach of the Merger Agreement.

The foregoing description of the Merger Agreement and Certificate of Designation of Series B Convertible Preferred Stock and the transactions contemplated thereby does not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement and Certificate of Designation of Series B Convertible Preferred Stock filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Also on August 2, 2016, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an investor with respect to the sale in a private placement of an aggregate of $500,000 of the Company’s common stock and yet to be designated Series A Convertible Preferred Stock (each share which shall be convertible into 72,682.814 shares of the Company’s common stock). The Securities Purchase Agreement contains customary representations and warranties and covenants from each of the parties and the completion of the sale is subject to customary closing conditions, including the completion of the Merger.  The Securities Purchase Agreement provides that the Company will obtain shareholder approval within 90 days of the date thereof to increase its authorized capital or conduct a reverse stock split such that the Company will have reserved for issuance at least 200% of the number of shares issuable upon conversion of all of the Series A Convertible Preferred Stock (the “Approval”) or be subject to liquidated damages. Company’s management and its largest shareholder have provided the Company with their irrevocable consent to the Approval.  The Securities Purchase Agreement also provides the investor with a 24-month (i) right to participate in future financings, (ii) right to purchase up to 100% of its investment at 120% of the per share purchase price, (iii) right to be issued additional securities in connection with any subsequent dilutive issuance by the Company; and (iv) right to piggyback or demand registration rights.

The forms of Securities Purchase Agreement and Certificate of Designation of Series A Convertible Preferred Stock are filed as Exhibit 10.2 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing descriptions of the terms of the Securities Purchase Agreement and Certificate of Designation of Series A Convertible Preferred Stock are qualified in their entirety by reference to such exhibits.

Also, on August 2, 2016, the Company entered into a second amendment to warrant agreement (the “Amendment”) with Smithfield Fiduciary LLC. The Amendment reduced the exercise price of the Company’s previously issued Series A Warrant (the “Warrant”) from $0.15 to $0.055 and deleted section 2(a) of the Warrant, which section provided for an adjustment of the exercise price of the Warrant upon the issuance of common stock of the Company at a price less than the exercise price of the Warrant.

    The foregoing description of the Amendment and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment filed as Exhibit 4.3 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01.                      Financial Statements and Exhibits

(d) Exhibits

4.1           Form of Certificate of Designation of Series B Convertible Preferred Stock

4.2           Form of Certificate of Designation of Series A Convertible Preferred Stock

4.3           Second Amendment to Warrant Agreement

10.1         Agreement and Plan of Merger, dated August 2, 2016

10.2         Form of Securities Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW YORK GLOBAL INNOVATIONS INC.
Dated: August 3, 2016
	By:	/s/ Chanan Morris
Name: Chanan Morris
Title: Chief Financial Officer